Registration No. 333-195635

Registration No. 333-186381

Registration No. 333-179194

Registration No. 333-172040

Registration No. 333-161580

Registration No. 333-157961

Registration No. 333-147870

Registration No. 333-139782

Registration No. 333-133309

Registration No. 333-110643

Registration No. 333-100514

Registration No. 333-56440

Registration No. 333-01533

Registration No. 33-75816

Registration No. 33-44484

Registration No. 33-40959

Registration No. 002-89162

Registration No. 002-77188

Registration No. 002-75783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195635

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186381

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179194

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172040

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161580

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157961

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147870

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-139782

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-133309

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110643

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100514

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-56440

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-01533

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-75816

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-44484

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-40959

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 002-89162

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 002-77188

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 002-75783

UNDER

THE SECURITIES ACT OF 1933

EMULEX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0300558
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1320 Ridder Park Drive

San Jose, California 95131

(Address of Principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (408) 435-7400

Emulex Corporation Employee Stock Purchase Plan

Emulex Corporation 2005 Equity Incentive Plan

Emulex Corporation Stock Award Plan for Non-Employee Directors

1997 Stock Award Plan for Non-Employee Directors

Vixel Corporation Amended and Restated 1995 Stock Option Plan

Vixel Corporation 1999 Equity Incentive Plan, as amended

Vixel Corporation 2000 Non-Officer Equity Incentive Plan

Emulex Corporation Employee Stock Option Plan

Giganet, Inc. 1995 Stock Option Plan

Employee Stock Purchase Plan

Director Plan

InterConnections, Inc. 1987 Stock Option Plan

Emulex Corporation Non-Employee Director Stock Option Plan

1981 Stock Bonus and Purchase Plan

(Full title of the plans)

Corporation Service Company

1090 Vermont Avenue NW

Washington, D.C. 20005

Tel: (800) 222-2122

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy To:

Anthony J. Richmond Latham & Watkins LLP Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Hock E. Tan President and Chief Executive Officer Emulex Corporation 1320 Ridder Park Drive San Jose, California 95131 (408) 435-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements of Emulex Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 (the “Registration Statements”):

•	Registration No. 333-195635 for the sale of 3,250,000 shares of the common stock of the Registrant, par value $0.10 per shares (the “Common Stock”) under the Emulex Corporation Employee Stock Purchase Plan.

•	Registration No. 333-186381 for the sale of 3,191,795 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation 2005 Equity Incentive Plan and the Emulex Corporation Stock Award Plan for Non-Employee Directors.

•	Registration No. 333-179194 for the sale of 3,292,901 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation 2005 Equity Incentive Plan and Emulex Corporation Employee Stock Purchase Plan.

•	Registration No. 333-172040 for the sale of 3,500,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation 2005 Equity Incentive Plan and the Emulex Corporation Employee Stock Purchase Plan.

•	Registration No. 333-161580 for the sale of 3,998,243 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation 2005 Equity Incentive Plan

•	Registration No. 333-157961 for the sale of 1,500,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation Employee Stock Purchase Plan.

•	Registration No. 333-147870 for the sale of 1,886,128 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation 2005 Equity Incentive Plan.

•	Registration No. 333-139782 for the sale of 2,759,780 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the 1997 Stock Award Plan for Non-Employee Directors and the Emulex Corporation 2005 Equity Incentive Plan.

•	Registration No. 333-133309 for the sale of 2,937,475 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation 2005 Equity Incentive Plan.

•	Registration No. 333-110643 for the sale of 2,203,861 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Vixel Corporation Amended and Restated 1995 Stock Option Plan, the Vixel Corporation 1999 Equity Incentive Plan, as amended, and the Vixel Corporation 2000 Non-Officer Equity Incentive Plan.

•	Registration No. 333-100514 for the sale of 750,00 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation Employee Stock Purchase Plan.

•	Registration No. 333-56440 for the sale of 1,248,865 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Giganet, Inc. 1995 Stock Option Plan.

•	Registration No. 333-01533 for the sale of 400,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation Employee Stock Option Plan.

•	Registration No. 33-75816 for the sale of 50,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Director Plan.

•	Registration No. 33-44484 for the sale of 32,600 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under InterConnections, Inc. 1987 Stock Option Plan.

•	Registration No. 33-40959 for the sale of 850,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under Emulex Corporation Employee Stock Option Plan.

•	Registration No. 002-89162 for the sale of 740,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation Employee Stock Option Plan.

•	Registration No. 002-77188 for the sale of 220,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the 1981 Stock Bonus and Purchase Plan.

•	Registration No. 002-75783 for the sale of 220,000 shares of the common stock of the Registrant, par value $0.10 per shares of the Common Stock under the Emulex Corporation Employee Stock Option Plan.

On May 5, 2015, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 25, 2015, by and among the Registrant, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”) and Emerald Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant, and the Registrant became a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, any offering pursuant to the Registration Statements has been terminated and the Registrant hereby terminates the effectiveness of the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under each Registration Statement that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 5th day of May 2015.

EMULEX CORPORATION

By:	/s/ Anthony E. Maslowski
Anthony E. Maslowski Director, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Hock E. Tan Hock E. Tan	President, Chief Executive Officer (Principal Executive Officer)	May 5, 2015

/s/ Patricia H. McCall Patricia H. McCall	Vice President and Assistant Secretary	May 5, 2015

/s/ Ivy Pong Ivy Pong	Director	May 5, 2015